Exhibit 99.4
TRADEMARK SECURITY AGREEMENT
     SECURITY AGREEMENT, dated as of December 5, 2007, Graham Corporation, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York 14020, and Bank of America, N.A., a national banking association with offices at One East Avenue, Rochester, New York 14638 (the “Secured Party”).
     Debtor and Secured Party hereby agree as follows:
     1. Definitions; Interpretation.
          (a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Collateral” has the meaning set forth in Section 2.
          “Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, between Debtor and Secured Party, as the same may be modified, amended, or replaced from time to time.
          “PTO” means the United States Patent and Trademark Office.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York.
          (b) Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.
          (c) Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Debtor; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.”
     2. Security Interest.
          (a) Grant of Security Interest. As security for the payment and performance of all of the Debtor’s obligations to Secured Party under the Credit Agreement (“Obligations”), Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):
               (i) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark), all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule A), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;
               (ii) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;
               (iii) all general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and
               (iv) all proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.
          (b) Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 11.
     3. Supplement to Credit Agreement. This Agreement has been entered into in conjunction with the security interests granted to Secured Party under the Security Agreement (“Security Agreement”) made by Debtor in favor of Secured Party dated on even date herewith in conjunction with the Credit Agreement. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Credit Agreement, the Security Agreement, or any other security documents referred to therein, all terms and provisions of which are incorporated herein by reference.
     4. Representations and Warranties. Debtor represents and warrants to Secured Party that:
          (a) Trademarks. A true and correct list of all of the existing Collateral consisting of trademarks, trademark registrations or applications owned by Debtor, in whole or in part, is set forth in Schedule A.
     5. Further Acts. On a continuing basis, Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be reasonably necessary or advisable or may be reasonably requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Debtor’s compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any other applicable office. Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party’s interest in the Collateral with the PTO, at the expense of Debtor. In addition, Debtor authorizes Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Secured Party.

     6. Authorization to Supplement. If Debtor shall obtain rights to any new trademarks, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Debtor’s obligations under this Section 6, Debtor authorizes Secured Party unilaterally to modify this Agreement by amending Schedule A to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule A shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule A.
     7. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Credit Agreement.
     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law or to the extent the validity, perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.
     9. Entire Agreement; Amendment. This Agreement and the Credit Agreement, together with the Schedules hereto and thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties, as provided in the Credit Agreement. Notwithstanding the foregoing, Secured Party unilaterally may re-execute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof. To the extent that any provision of this Agreement conflicts with any provision of the Credit Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Credit Agreement.
     10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.
     11. Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party (at Debtor’s expense) shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all such security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.
     12. No Inconsistent Requirements. Debtor acknowledges that this Agreement and the other documents, agreements and instruments entered into or executed in connection herewith may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
     13. Severability. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.
     14. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Bank of America, N.A.		Graham Corporation

By		By

Typed	Name	Typed	Name

Title		Title